UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

CIL&D, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 North Vineyard Ave., 4th Floor

Ontario, California 91764

(Address of principal executive offices, including zip code)

(909) 483-8500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

SALE OF KAISER EAGLE MOUNTAIN, LLC. On June 25, 2015 CIL&D, LLC (the “Company”), entered into that certain Purchase and Sale Agreement (the “Sale Agreement”), with Kaiser Eagle Mountain, LLC, a wholly-owned subsidiary of the Company (“KEM”), Eagle Mountain Mining & Railroad, LLC, a wholly-owned subsidiary of the Company (“EMMR”), Eagle Mountain Acquisition LLC (the “Buyer”), Eagle Mountain LLC (“Eagle Mountain”) and Eagle Crest Energy Company (“Eagle Crest”). Buyer and Eagle Mountain are affiliates of Eagle Crest, the developer of a 1,300 MW hydro-electric project to be located on a portion of the Eagle Mountain Property that is owned or controlled by KEM (the “Project”). Pursuant to the terms and conditions of the Sale Agreement, the Buyer purchased KEM from the Company (the “KEM Sale”) on June 29, 2015. The KEM Sale and the material terms of the Sale Agreement are discussed below in “Item 2.01 Completion of Acquisition or Disposition of Assets”, which discussion is incorporated herein by this reference.

MINING AND IMPLEMENTING AGREEMENTS. On June 29, 2015, EMMR and KEM entered into that certain Mining Lease and Agreement (“Mining Agreement”) as a part of the consideration for the KEM Sale. Pursuant to the terms of the Mining Agreement, the Company’s newly created subsidiary, EMMR, has the limited right to mine and sell only existing above-ground rock, fine and coarse iron ore tailings and iron ore pellets. EMMR will not have the right to undertake extractive iron ore mining that would involve blasting and digging ore from the ground. KEM will be paid a royalty equal to 25% of the net revenues generated from the sale of such items. The initial term of the Mining Agreement is forty years but the term can be extended subject to compliance with the terms of the Mining Agreement. The Mining Agreement can be terminated early upon the occurrence of an uncured event of default as defined in the Mining Agreement.

In implementation of the Mining Agreement, EMMR also entered into the following additional agreements with KEM on June 29, 2015: (i) Master Access and Joint Use Agreement providing for access and easements for certain above-ground mining activities permitted under the Mining Agreement; (ii) Railroad Operating Agreement addressing the use of the Eagle Mountain Railroad owned by EMMR as it traverses land owned by KEM; and (iii) Water and Utilities Joint Use Agreement providing for the use of water and other utilities in connection with any of EMMR’s above-ground mining activities.

TRANSITION SERVICES. To assist in the transition of KEM to its new owner, KEM entered into that certain Services Agreement with KSC Recovery, Inc. dated June 29, 2015, which provides for, among other things, the continuing availability of certain administrative services provided by KSC Recovery. KSC Recovery is to make available the services of the two individuals working at Eagle Mountain on a full-time basis and, on a part-time basis, the services of other personnel employed or retained by KSC Recovery. This would include Terry L. Cook, Executive Vice President of the Company and an employee of KSC Recovery and Richard E. Stoddard, the Managing Liquidation Director of the Company, an independent contractor to KSC Recovery. KEM will pay KSC Recovery the following amounts plus reasonable-out-of pocket expenses following the closing on the KEM Sale:

Months 1-3:	Reimbursement of a portion of Mr. Cook’s compensation at the rate of $10,000 per month, Mr. Stoddard’s $5,000 per month consulting fee, the full wages and benefits of the workers at Eagle Mountain[1] and an agreed upon hourly rate for other administrative and accounting services based upon the number of hours worked by such individuals.

[1]	It is anticipated that workers at Eagle Mountain currently employed by KSC Recovery, Inc. will become direct employees of KEM in three to six months.

Months 4-6:	Reimbursement of a portion of Mr. Cook’s compensation at the rate of $5,000 per month, Mr. Stoddard’s $5,000 per month consulting fee, and an agreed upon hourly rate for other administrative and accounting services based upon the number of hours worked by such individuals.

Months 7-18[2]:	Reimbursement of a portion of Mr. Cook’s compensation at the rate of $2,000 per month, Mr. Stoddard’s $5,000 per month consulting fee and an agreed upon hourly rate for other administrative and accounting services based upon the number of hours worked by such individuals.

AMENDMENT OF AGREEMENT WITH MINE RECLAMATION, LLC. As a part of the transactions undertaken in connection with the KEM Sale, the Company, KEM, Lake Tamarisk Development, LLC, a wholly owned subsidiary of the Company (“Lake Tamarisk”), and Mine Reclamation, LLC entered into effective as of June 29, 2015, that certain First Amendment to that certain Termination, Settlement & Net Revenue Sharing Agreement dated as of January 1, 2015 (“Revenue Sharing Agreement”) by the same parties (the “Revenue Sharing Agreement Amendment”). The Revenue Sharing Agreement as amended clarifies that the obligations of KEM under the Revenue Sharing Agreement shall be suspended so that KEM will have no present obligations under the Revenue Sharing Agreement so long as KEM has not directly or indirectly been reacquired by the Company as a result of a foreclosure under any of the promissory notes or related security documents described in Item 2.01 below. If KEM is directly or indirectly reacquired by the Company, the obligations of KEM under the Revenue Sharing Agreement will be automatically reinstated in their entirety. When the promissory notes and any other amounts that may be due the Company are paid in full, the Revenue Sharing Agreement shall be terminated with respect to KEM, and KEM shall have no further obligations or liabilities under the Revenue Sharing Agreement from and after the date of such payment in full.

LAKE TAMARISK LOT SALE. In connection with the KEM Sale, on June 25, 2015, Lake Tamarisk, entered into that certain Lot 104 Purchase and Sale Agreement with Buyer pursuant to which Lake Tamarisk agreed to sell an approximately 3.5 acre multi-family lot for $300,000. This lot sale closed on June 29, 2015.

The completed KEM Sale and related transactions and the Lake Tamarisk lot sale are described in more detail below in “Item 2.01 Completion of Acquisition or Disposition of Assets.”

The summary and description of the foregoing agreements are qualified in their entirety by the full text of each agreement, which are filed as exhibits to this Report on Form 8-K and they each are incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

KEM SALE. On June 29, 2015, the Company sold its wholly-owned subsidiary, KEM, to the Buyer for $24,950,000. KEM owns or controls property at Eagle Mountain, California. In addition, the Company, which owns the approximately 52-mile private Eagle Mountain Railroad through EMMR, obtained the limited right to mine above-ground rock, coarse and fine iron tailings and iron ore pellets as

[2]

After six months upon sixty (60) days’ advance notice, KEM may elect to no longer require the availability of Mr. Stoddard to perform services for KEM. After nine months upon sixty days’ advance notice, KEM may elect to no longer require the availability of Mr. Cook to perform services for KEM.

provided in the Mining Agreement as discussed in more detail above in “Item 1. Entry Into a Material Agreement”. The $24,950,000 portion of the consideration for the KEM Sale was paid at closing as follows:

•	$1,700,000 in cash was paid at closing less closing adjustments and holdbacks;

•	Buyer’s promissory note in the principal amount of $4,250,000 (the “Senior Note”) bearing interest at the rate of six percent (6.00%) per annum with a due date of February 29, 2016;

•	Buyer’s promissory note in the original principal amount of $19,000,000 (the “Junior Note”) bearing interest at 5.71% per annum with an initial due date of February 29, 2016, but if the Senior Note is timely paid, the maturity date of the Junior Note may be extended by Buyer so that its stated maturity date would be May 31, 2025. Interest on the Junior Note accrues and becomes a part of the principal balance of the Junior Note. The Junior Note provides for prepayment in full after March 31, 2016, in an amount of $33,106,581, less any amounts of principal or interest previously paid, in order to compensate the Company for the full expected value of the Junior Note. Additionally, the Junior Note requires three separate financial risk payments of (i) $5,000,000 at May 31, 2018, (ii) $7,000,000 at February 28, 2019, and (iii) $8,000,000 at September 30, 2020, if the Junior Note remains outstanding as of those dates and the financing for the Project has not closed at such dates (the “Financing Risk Loans”). The first two Financing Risk Loans would bear interest at eight percent (8.00%) per annum and the interest would be paid in cash monthly. If the third Financing Risk Loan should occur, all of the Financing Risk Loans thereafter would bear interest at twelve percent (12%) per annum and the interest would be paid in cash monthly. Each Financing Risk Loan would have a stated maturity of May 31, 2025. There are certain events that accelerate payment of the Junior Note and the Financial Risk Loans, in whole or in part, such as the Project’s receipt of construction financing and the occurrence of an event of default under the Junior Note, the Financial Risk Loans and the documents securing their payment and performance.

Buyer’s payment and performance of the obligations of the Senior Note are guaranteed by Eagle Crest, KEM and by the Buyer’s parent company, Eagle Mountain. In addition, Eagle Crest’s guaranty is secured by a shareholder guaranty given by more than ninety-five percent (95%) of Eagle Crest’s shareholders which shareholders have in turn pledged all of their respective ownership interest and securities in Eagle Crest to the Company as security for their respective guaranties. Recourse on the Eagle Crest shareholder guaranties is generally limited to their respective ownership of common and preferred stock and any Eagle Crest notes held by such shareholder. Buyer’s obligations are secured by a pledge of all of its ownership interest in KEM to the Company and the guaranty given by Eagle Mountain is secured by a pledge of all of its ownership interest in the Buyer. KEM’s guaranty is secured by a deed of trust, assignment of rents and security agreement.

Payment and performance of the obligations of the Junior Note and the Financing Risk Loans, if they should arise, will be guaranteed and secured in the same manner as the Senior Note except that Eagle Crest is not guarantying such the Junior Note or Financing Risk Loans and accordingly, there is no guaranty by the Eagle Crest shareholders.

The KEM Sale was generally on as “AS IS” basis although there were various representations and warranties made by the Company addressing such items as litigation, claims, material contracts, environmental matters, and ownership of KEM.

In connection with the KEM Sale, subject to the reservation of certain rights, KEM is terminating its appeals of the authorization of the Project before the California State of Water Resources Control Board and before the Federal Energy Regulatory Commission.

FORMATION OF EMMR AND THE EAGLE MOUNTAIN RAILROAD. Prior to the closing on the KEM Sale, KEM contributed the assets pertaining to the Eagle Mountain railroad (except certain real property adjacent to the Eagle Mountain town site) to EMMR and then KEM distributed its ownership interest in EMMR to the Company making EMMR a directly wholly-owned subsidiary of the Company. As a part of the consideration for the KEM Sale, KEM and EMMR entered into the Mining Agreement and other implementing agreements all as discussed above in “Item 1. Entry Into a Material Definitive Agreement.”

LAKE TAMARISK LOT SALES. In connection with the KEM Sale, on June 29, 2015, Lake Tamarisk completed the sale of an approximate 3.5 acre lot to Buyer for a cash sales price of $300,000.

Since November 2014, including this completed sale, Lake Tamarisk has sold a total of seven residential lots and two multi-family lots for gross total cash proceeds of $604,000.

REMAINING ASSETS OF THE COMPANY. Following the KEM Sale, the Company’s remaining assets, in addition to cash and investments, consist primarily of (i) its 100% interest in Lake Tam, (ii) its 84.247% ownership interest in Mine Reclamation, LLC, (iii) its 100% interest in EMMR which holds the Mining Agreement and owns the Eagle Mountain Railroad; and (iv) its contract rights in the purchase price for the KEM sale. Lake Tamarisk currently owns: (i) 65 single family improved lots, including, one residential structure; (ii) 2 multi-family lots totaling 7.4 acres; (iii) 1 commercial lot totaling approximately 3.31 acres; (iv) an approximate 170 acre parcel of unimproved land across the highway from the main entrance to Lake Tamarisk; (v) an approximate 200 acre unimproved parcel adjoining the nine-hole Lake Tamarisk golf course; and (vi) an approximate 39 acre unimproved parcel adjacent to Lake Tamarisk. The Company is seeking to sell all of the Lake Tamarisk properties

ITEM 5.02	DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

With the sale of KEM to the Buyer, Messrs. Stoddard and Cook resigned as officers and from the Board of Managers of KEM effective with the close of the KEM Sale. In addition, KSC Recovery, Inc. agreed to pay Mr. Stoddard a consulting fee of $5,000 per month which amount is being fully reimbursed by KEM pursuant to the Services Agreement described in Item 1.01. Mr. Stoddard on a limited time basis will assist KEM in its transition and provide consulting services to KEM as requested by KEM on matters related to possible future uses of the Eagle Mountain property. After six months, this consulting arrangement may be terminated upon sixty days advance notice from KEM.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Purchase and Sale Agreement dated June 25, 2015, among CIL&D, LLC, Kaiser Eagle Mountain, LLC, Kaiser Eagle Mountain Acquisition LLC, Eagle Mountain LLC and Eagle Crest Energy Company.

10.1.1	Senior Secured Promissory Note of Eagle Mountain Acquisition LLC to CIL&D, LLC dated June 29, 2015.

10.1.2	Junior Secured Note of Eagle Mountain Acquisition LLC to CIL&D, LLC, dated June 29, 2015

10.1.3	Guaranty given by Kaiser Eagle Mountain, LLC to CIL&D, LLC, dated June 29, 2015.

10.1.4	Deed of Trust given by Kaiser Eagle Mountain, LLC for the benefit of CIL&D, LLC, dated June 29, 2015.

10.1.5	Guaranty given by Eagle Crest Energy Company to CIL&D, LLC, dated June 29, 2015.

10.1.6	Form of Shareholder Guaranty given by certain Eagle Mountain Crest Energy Company Shareholders to CIL&D, LLC, dated June 29, 2015.

10.1.7	Form of Eagle Mountain Crest Energy Company Shareholder Pledge Agreement given to CIL&D, LLC, dated June 29, 2015.

10.1.8	Guaranty of Eagle Mountain LLC given to CIL&D, LLC, dated June 29, 2015.

10.1.9	Pledge Agreement of Eagle Mountain LLC given to CIL&D, LLC, dated June 29, 2015.

10.1.10	Pledge Agreement of Kaiser Eagle Mountain Acquisition LLC given to CIL&D, LLC, dated June 29, 2015.

10.2	Mining Lease Agreement between Kaiser Eagle Mountain, LLC and Eagle Mountain Mining & Railroad Company, LLC dated June 29, 2015.

10.2.1	Master Access and Joint Use Agreement between Kaiser Eagle Mountain, LLC and Eagle Mountain Mining & Railroad Company, LLC dated June 29, 2015.

10.2.2	Water and Utilities Joint Use Agreement between Kaiser Eagle Mountain, LLC and Eagle Mountain Mining & Railroad Company, LLC dated June 29, 2015.

10.3	Railroad Operating Agreement between Kaiser Eagle Mountain, LLC and Eagle Mountain Mining & Railroad Company, LLC dated June 29, 2015

10.4	Services Agreement between Kaiser Eagle Mountain, LLC and KSC Recovery, Inc. dated June 29, 2015.*

10.5	First Amendment to Termination, Settlement & Net Revenue Sharing among CIL&D, LLC, Kaiser Eagle Mountain, LLC, Lake Tamarisk Development, LLC and Mine Reclamation, LLC dated June 29, 2015.

99.1	Joint press release of Eagle Crest Energy Company and CIL&D, LLC re sale of Kaiser Eagle Mountain, LLC dated June 30, 2015.

*	A compensation plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIL&D, LLC (REGISTRANT)

Date: July 1, 2015	/s/ Richard E. Stoddard
Richard E. Stoddard
Managing Liquidation Director